Exhibit 5.1

650 Town Center Drive, 20th Floor Costa Mesa, California 92626-1925 Tel: +1.714.540.1235 Fax: +1.714.755.8290 www.lw.com

FIRM / AFFILIATE OFFICES
Austin	Milan
Beijing	Munich
Boston	New York
Brussels	Orange County
Century City	Paris
Chicago	Riyadh
Dubai	San Diego
Düsseldorf	San Francisco
Frankfurt	Seoul
Hamburg	Shanghai
Hong Kong	Silicon Valley
Houston	Singapore
London	Tel Aviv
Los Angeles	Tokyo
Madrid	Washington, D.C.

April 6, 2023
Lifecore Biomedical, Inc.
3515 Lyman Boulevard
Chaska, Minnesota 55318

Re:	Lifecore Biomedical, Inc. – Registration Statement on Form S-1
To the addressee set forth above:
We have acted as special counsel to Lifecore Biomedical, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer and sale from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of (i) up to 627,746 outstanding shares (the “Outstanding Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and (ii) up to 12,039,740 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock (the “Conversion Shares” and, collectively with the Outstanding Shares, the “Shares”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

April 6, 2023 Page 2
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
1.    The Outstanding Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.
2.    When the Conversion Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the holders thereof and have been issued by the Company in the circumstances contemplated by the Certificate of Designations of the Series A Preferred Stock, the Conversion Shares will be duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issuance of any of the Conversion Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP